UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                DECEMBER 29, 2005
                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)


        MASSACHUSETTS                        0-13634                04 2744744
  (State or other jurisdiction      (Commission file number       (IRS employer
of incorporation or organization)                                identification
                                                                     number)



            110 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02421-3134
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (781) 862-4003

                                       N/A
       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                            ------------------------

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.


Pursuant to the terms of the Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of December 23, 2005 between MacroChem Corporation (the "Company", "we", or "our") and SCO Capital Partners LLC and Lake End Capital LLC, SCO Capital Partners LLC has the right to designate two individuals to serve on our board of directors so long as at least 20% of the shares of Series C Cumulative Convertible Preferred Stock issued under the Purchase Agreement remain outstanding (the "SCO Director Designees"). SCO Capital Partners LLC designated Jeffrey B. Davis and Howard S. Fischer as the SCO Director Designees, and on December 29, 2005, our board of directors increased the size of the board from five members to seven members and appointed Mr. Davis and Mr. Fischer to the board. The committees of the board of directors to which the new directors are expected to be named have not been determined at this time, and we will file an amendment to this Form 8-K at such time when such information has been determined.

For more information on the Purchase Agreement and the transaction through which SCO Capital Partners LLC and Lake End Capital LLC became stockholders of the Company, please refer to Item 1.01 of our Current Report on Form 8-K dated December 27, 2005 and the exhibits related thereto, the contents of which are incorporated herein by reference.

Mr. Davis (Age 42) is the President of SCO Securities LLC and a managing member of Lake End Capital LLC. SCO Securities LLC serves as a financial advisor to the Company and served as the placement agent for the transactions described in the Purchase Agreement. Lake End Capital LLC holds 50 shares of our Series C Cumulative Convertible Preferred Stock and warrants to purchase 3,142,857 shares of our common stock. Mr. Davis has also served as Senior Vice President and Chief Financial Officer of HemaSure, Inc., a publicly traded development stage healthcare technology company. Prior to that, he was Vice President, Corporate Finance, at Deutsche Morgan Grenfell, both in the U.S. and Europe. He also served in senior marketing and product management positions at AT&T Bell Laboratories, where he was also a member of the technical staff. Prior to that, he was involved in marketing and product management at Philips Medical Systems North America. Mr. Davis served previously on the board of Bioenvision, Inc. (Nasdaq: BIVN) and currently is a member of the Board of Directors of Virium Pharmaceuticals, Inc., a private biotechnology company. Mr. Davis holds a BS in Biomedical Engineering from Boston University and an MBA degree from The Wharton School, University of Pennsylvania.

Mr. Fischer (Age 43) is a Managing Director of SCO Securities LLC. Mr. Fischer also holds a warrant to purchase up to 142,857 shares of our common stock. Prior to becoming Managing Director of SCO Securities LLC, Mr. Fischer was an investment manager and research analyst for Silverback Asset Management's life sciences fund. Before joining Silverback, he was President of an independent healthcare advisory business, providing consulting services to a number of venture capital firms and their portfolio companies, private equity groups and public and private corporations; in addition, he served as a valuation expert in arbitration proceedings. Mr. Fischer was previously an Executive Director of UBS/PaineWebber Global Healthcare Investment Banking and a Director at Prudential Securities Healthcare Investment Banking. He began his investment banking career at Furman Selz LLC. Mr. Fischer holds an MBA from the University of Chicago's Graduate School of Business and a BSC degree from The Wharton School, University of Pennsylvania.

A copy of the press release announcing the appointment of the two SCO Directors Designees to the board of directors is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 30, 2005, pursuant to the terms of the Purchase Agreement, we filed an amendment to our certificate of incorporation to effect a 1 for 7 reverse stock split of our common stock, which was approved by our stockholders at our Annual Meeting of Stockholders on June 14, 2005. A copy of the amendment to our certificate of incorporation is attached as Exhibit 3.1 to the Current Report on Form 8-K. As a result of the 1 for 7 reverse stock split, each seven shares of our outstanding common stock at the close of business on December 30, 2005 was exchanged for 1 new share of our common stock. Effective at the open of the market on January 3, 2006, the Company's common stock began trading on the Over-The-Counter Market on the NASD Electronic Bulletin Board (OTCBB) under the symbol "MCMP.OB."

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.


     3.1 Amendment to the Certificate of Incorporation, as amended, of MacroChem Corporation.


     99.1 Press Release.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MACROCHEM CORPORATION



Dated: January 5, 2006            By:  /S/ ROBERT J. DELUCCIA
                                  ----------------------------------------------
                                  Name:    Robert J. DeLuccia
                                  Title:   President and Chief Executive Officer

                                  EXHIBIT INDEX


The following exhibits are filed herewith:


     3.1 Amendment to the Certificate of Incorporation, as amended, of MacroChem Corporation.


     99.1 Press Release.